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Exhibit 11

Environmental Power Corporation
Computation of Earnings Per Share
December 31, 2001

                                                                    Income               Shares            Per Share
                                                                  (Numerator)         (Denominator)         Amounts
                                                                ----------------    ------------------    ------------
Year Ended December 31, 2001:
-----------------------------
Income available to shareholders                                    $ 1,679,331            14,144,222          $  .12
Effect of dividends to preferred stockholders                            (5,000)
                                                                ----------------    ------------------    ------------
Basic EPS - income available to common shareholders                   1,674,331            14,144,222             .12
Effect of dilutive securities:
     Assumed conversion of preferred stock                                                    585,155
     Assumed exercise of dilutive stock options                                                16,318
                                                                ----------------    ------------------    ------------
Diluted EPS - income available to common shareholders               $ 1,674,331            14,745,695          $  .11
                                                                ================    ==================    ============

Year Ended December 31, 2000:
-----------------------------
Income available to shareholders                                    $ 1,826,808            11,406,783          $  .16
Effect of dividends to preferred stockholders                            (5,000)
                                                                ----------------    ------------------    ------------
Basic EPS - income available to common shareholders                   1,821,808            11,406,783             .16
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                 2,026
                                                                ----------------    ------------------    ------------
Diluted EPS - income available to common shareholders               $ 1,821,808            11,408,809          $  .16
                                                                ================    ==================    ============

Year Ended December 31, 1999:
-----------------------------
Income available to shareholders                                    $ 1,777,562            11,406,783          $  .16
Effect of dividends to preferred stockholders                            (5,000)
                                                                ----------------    ------------------    ------------
Basic EPS - income available to common shareholders                   1,772,562            11,406,783             .16
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                   293
                                                                ----------------    ------------------    ------------
Diluted EPS - income available to common shareholders               $ 1,772,562            11,407,076          $  .16
                                                                ================    ==================    ============